SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

__________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 15, 2006

AHPC Holdings, Inc.
(Exact name of registrant as specified in its charter)

Maryland
(State or other jurisdiction of incorporation)

0-17458	73-1326131
(Commission File Number)	(I.R.S. Employer I.D. Number)

80 Internationale Boulevard, Unit A Glendale Heights, Illinois	60139
(Address of Principal Executive Offices)	(Zip Code)

630-407-0242
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        ☐    Written communications pursuant to Rule 425 under the Securities Act
(17 CFR 230.425)

        ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act
(17 CFR 240.14a-12)

        ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17 CFR 240.14d-2(b))

        ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the
        Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01               Entry into a Material Definitive Agreement.

Effective September 15, 2006, AHPC Holdings, Inc. (the "Company") entered into a letter agreement (the "Letter Agreement") with M.A.G. Capital, LLC, Monarch Pointe Fund, Ltd., Mercator Momentum Fund, L.P., and Mercator Momentum Fund III, L.P. (collectively, the "Purchasers") amending certain provisions of the Registration Rights Agreement dated June 20, 2006, as previously amended by a letter agreement dated September 5, 2006, among the Company and the Purchasers. A copy of the Letter Agreement is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

The Letter Agreement further extends the time period, to September 22, 2006, during which the Company must file a registration statement in order to register for resale the shares of the Company's common stock receivable by the Purchasers upon conversion or exercise of the shares of Series B Convertible Preferred Stock and common stock purchase warrants received by the Purchasers under the terms of the Subscription Agreement dated June 20, 2006 by and among the Company and the Purchasers.

Section 9 - Financial Statements and Exhibits

Item 9.01               Financial Statements and Exhibits.

    (d)               Exhibits

The following exhibit is filed herewith:

Exhibit 99.1 - Letter Agreement dated September 15, 2006 by and among AHPC Holdings, Inc., with M.A.G. Capital, LLC, Monarch Pointe Fund, Ltd., Mercator Momentum Fund, L.P., and Mercator Momentum Fund III, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

          AHPC HOLDINGS, INC.
Date:  September 20, 2006
          BY /s/ Alan E. Zeffer
                            Alan E. Zeffer, President and
                                            Chief  Executive Officer

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